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                                                                    EXHIBIT 99.1

ITEM 12.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 29, 2000, the following persons were known to the Registrant to be the registered beneficial owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

  TITLE                     NAME AND ADDRESS                AMOUNT OF BENEFICIAL
 OF CLASS                OF BENEFICIAL HOLDERS              OWNERSHIP (ORIGINAL PRINCIPAL)    % CLASS
 --------                ---------------------              ------------------------------    -------
Class A1*     Bank of New York                                         $10,420,000              10.9%
              925 Patterson Plank Road
              Secaucus, New Jersey  07094

              Bankers Trust Company                                    $41,040,000              42.9%
              648 Grassmere Park Drive
              Nashville, Tennessee 37211

              Bank One Trust Company N.A./Public                       $18,000,000              18.8%
              Employee Retirement
              1900 Polaris Parkway, 4th Floor
              Columbus, Ohio  43240

              Chase Manhattan Bank                                     $10,000,000              10.5%
              4 New York Plaza, 13th Floor
              New York, New York  10004

              State Street Bank and Trust Company                      $12,797,000              13.4%
              1776 Heritage Drive
              Global Corporate Action Unit JAB 5NW
              No. Quincy, Massachusetts  02171

Class A2*     Bank of New York                                         $51,925,000               11%
              925 Patterson Plank Road
              Secaucus, New Jersey  07094

              Bankers Trust Company                                    $56,515,000               12%
              648 Grassmere Park Road
              Nashville, Tennessee  37211

              Chase Manhattan Bank                                    $111,000,000              23.6%
              4 New York Plaza
              New York, New York  10004

              J.P. Morgan Securities Inc. - Asset Backed               $30,000,000              6.4%
              500 Stanton Christiana Road
              Newark, Delaware  19713

              Merrill Lynch, Pierce Fenner & Smith                    $120,000,000              25.5%
                Safekeeping
              4 Corporate Place
              Piscataway, New Jersey  08855

              State Street Bank and Trust Company                      $61,550,000               13%
              1776 Heritage Drive
              Global Corporate Action Unit JAB 5NW
              No. Quincy, Massachusetts  02171


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
Class B*      J.P. Morgan Securities, Inc.- Asset Backed               $20,388,000               65%
              500 Stanton Christiana Road
              Newark, Delaware  19713

              State Street Bank and Trust Company                      $11,000,000               35%
              1776 Heritage Drive
              Global Corporate Action Unit JAB 5NW
              No. Quincy, Massachusetts  02171

Class C*      Boston Safe Deposit and Trust Company                    $15,000,000              50.8%
              c/o Mellon Bank N.A.
              Three Mellon Bank Center
              Room 153-3015
              Pittsburgh, Pennsylvania  15259

              Chase Manhattan Bank                                      $9,541,000              32.3%
              4 New York Plaza, 13th Floor
              New York, New York  10004

              J.P. Morgan Securities - Asset Backed                     $5,000,000              16.9%
              500 Stanton Christiana Road
              Newark, Delaware  19713

Class D*      Chase Manhattan Bank                                      $4,616,000               50%
              4 New York Plaza
              New York, New York  10004

              Citibank, N.A.                                            $4,616,000               50%
              3800 Citicorp Center Tampa
              Tampa, Florida  33610-9122

Class E*      Bank of New York                                         $14,000,000              60.6%
              925 Patterson Plank Road
              Secaucus, New Jersey  07094

              Chase Manhattan Bank                                      $3,000,000               13%
              4 New York Plaza
              New York, New York  10004

              Citibank, N.A.                                            $6,079,000              26.3%
              3800 Citicorp Center Tampa
              Tampa, Florida  33610-9122

Class F*      Bank of New York                                          $3,000,000               30%
              925 Patterson Plank Road
              Secaucus, New Jersey  07094

              Citibank, N.A.                                            $7,155,000               70%
              3800 Citicorp Center Tampa
              Tampa, Florida  33610-9122

Class X*      Bank of New York/J.P. Morgan PPB                         $58,541,419              7.9%
              One Wall Street
              New York, New York  10286


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
              Chase Manhattan Bank                                    $510,000,000               69%
              4 New York Plaza, 13th Floor
              New York, New York  10004

              Chase Bank/Greenwich Capital                            $170,000,000               23%
              4 New York Plaza
              New York, New York  10004

Class G       Bank of New York                                         $14,771,000              100%
              925 Patterson Plank Road
              Secaucus, NJ  07094

Class H       Bear, Stearns Securities Corp.                           $14,771,000              100%
              One Metrotech Center North
              Brooklyn, New York  11201-3862

Class J       Bear, Stearns Securities Corp.                            $7,385,000              100%
              One Metrotech Center North
              Brooklyn, New York  11201-3862

Class K       Bear, Stearns Securities Corp.                            $5,539,000              100%
              One Metrotech Center North
              Brooklyn, New York  11201-3862

Class L       Bear, Stearns Securities Corp.                            $7,386,000              100%
              One Metrotech Center North
              Brooklyn, New York  11201-3862

Class M       Bear, Stearns Securities Corp.                            $5,539,000              100%
              One Metrotech Center North
              Brooklyn, New York  11201-3862

Class N       Bear, Stearns Securities Corp.                           $11,308,419              87.5%
              One Metrotech Center North
              Brooklyn, New York  11201-3862

              Bank of New York                                          $1,616,000              12.5%
              925 Patterson Plank Road
              Secaucus, New Jersey  07094

Class Q       J.P. Morgan Commercial Investments Corp.                  $1,542,452              100%
              60 Wall Street, 17th Floor
              New York, New York  10260

Class R-I     First Union National Bank                                         -0-             100%
              Two First Union Center - NC0200
              Charlotte, North Carolina  28288-0200

Class R-II    First Union National Bank                                         -0-             100%
              Two First Union Center - NC0200
              Charlotte, North Carolina  28288-0200

Class R-III   First Union National Bank                                         -0-             100%
              Two First Union Center - NC0200
              Charlotte, North Carolina  28288-0200


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*As of December 29, 2000, the security ownership of the referenced class of certificates was registered on the books and records of the Trustee to "Cede & Co.", the Depository Trust Company's nominee. The beneficial ownership of such class disclosed herein is based on a security position listing of the Depository Trust Company as of December 29, 2000.


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